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                                   SAFCOR INC.
                            8474 COMMERCE AVE, STE B
                                    SAN DIEGO
                                    CA 92121

Tel No: (6[9) 549-0668                                    Fax No: (619) 549-3815

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June 13th, 1997

AGS, Inc
3820 South Hill Street
Los Angeles, CA 90037

RE: Collection Date Factoring Agreement

Gentlemen:

The following shall constitute the terms upon which we shall act as your factor (see Section 12 for the definition of certain capitalized terms):

SECTION 1.  SALE AND APPROVAL OF ACCOUNTS

1.1 You hereby sell, assign and transfer to us and we hereby purchase from you certain Accounts, with full power to collect and otherwise deal therewith as the sole and exclusive owner thereof.

1.2 (a) You will submit for our credit approval your customer's credit requirements, a description of your normal selling terms and such other information as we may request concerning your customers. We may, in our sole credit judgement, establish credit lines for sales to your customers on your normal selling terms and all sales to such customers within the established credit line will be Approved Accounts provided that delivery or performance is completed while the credit line remains in effect. You may also submit for credit approval specific orders from your customers and we may, in our sole credit judgement, approve such orders on a single order approval basis. All of our credit approvals will be in writing.

     (b) We reserve the right to amend or withdraw a credit line at any time by advice to you, which advice will be promptly confirmed in writing.

     (c) We may withdraw a single order credit approval by notifying you verbally and/or in writing at any time prior to the delivery of goods or performance of services. A single order credit approval will be automatically withdrawn: (i)

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     in the event delivery or performance is not made on or prior to the expiration date indicated on the written single order credit confirmation form we send to you; or (ii) in the event any change is made in the payment terms or delivery date of the Account.

     (d) We shall have no liability to you or to any customer for our refusal to credit approve an Account or our withdrawal of a credit approval.

1.3 We will assume the Credit Risk on all Approved Accounts. We shall have full recourse to you for all Non-Approved Accounts.

1.4 In the event that monies shall, at any time, be owing from one of your customers for both Approved Accounts and Non-Approved Accounts, we will apply all payments received as follows:

     (a) if we issued single order approvals, all payments received will be first applied to the approved Accounts;

     (b) if we established a credit line for the customer, (i) provided that the amount of outstanding Accounts did not at any time exceed twice the established credit line and the credit line is still in effect at the time payment is received, all payments shall first be applied to the Non-Approved Accounts; (ii) if the amount of outstanding Accounts did at any time exceed twice the established credit line or if prior to the receipt of payment we have withdrawn the credit line, all payments received shall first be applied to Approved Accounts;

     (c) if an insolvency proceeding has been instituted by or against the customer, we shall share all payments pro rata.

SECTION 2.  PAYMENT AND FEES

2.1 We will purchase each Account on the longest or shortest selling terms, at our option, and will pay you as the purchase price the net amount thereof calculated by deducting from the gross amount of each Account the discount, if any, our factoring commission and all credits, including, without limitation, merchandise returns, allowances, and chargebacks and all other charges provided for hereunder. The purchase price less advances, interest and any other amounts due to us will be credited to your account on the Collection Date.

2.2 At the time we purchase each Account, or thereafter, we may, upon your request, and in our sole discretion, advance to you up to eighty percent (80%) of the purchase price of such Account; PROVIDED, HOWEVER, that if at

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     any time the aggregate Net Amount of Accounts arising from sales to a single customer exceeds an amount equal to twenty-five percent (25%) of the total Net Amount of all Accounts from all customers outstanding at such time, we shall not make any advances on any such Accounts in excess of said amount.

2.3 At the time we purchase each Account, you will pay us a factoring commission of one and a half percent (1.5%) of the Net Amount. If you factor a credit memo relating to an Account for which you paid a factoring commission, we will refund a portion of the commission pro rated according to the amount of the credit memo.

2.4 We will charge your account our standard wire transfer fee on all wire transfers, and you will reimburse us for exchanges on checks, charges for returned items and all other bank charges. We may also, at our option, charge your account for all amounts owing by you to us under this Agreement and for all other Obligations.

SECTION 3.  INTEREST AND COLLECTION CLEARANCE CHARGE

3.1 You will pay us interest on the daily balance of all monies we advance to you or for your account net of all payments received from you or on your behalf and net of the purchase price of Accounts. Interest will be calculated daily at a rate per annum equal to two and a half percent (2.5%) plus the Base Rate (the "Interest Rate") and will be charged to your factoring account monthly at the end of each month. The Interest Rate will also be charged to you on all other indebtedness due by you to us under this Agreement and on all Obligations, except those specifying a different rate, from the date incurred through the date paid. Any publicly announced decrease or increase in the Base Rate shall result in an adjustment to the Interest Rate on the next business day. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. In no event shall the interest Rate exceed the maximum rate permitted by applicable law and in the event excess interest paid, it shall be considered a repayment of principal.

3.2 To allow for collection clearance on all checks and other payments remitted by your customers, you will, in addition to interest, pay us a collection clearance charge computed as follows: (a) total cash collections for the month, multiplied by (b) 4 days, multiplied by (c) the Interest Rate, divided by (d) 250 days. We will charge your account at the end of each month for the collection clearance charge.

3.3 If funds remain with us past the Collection Date ("matured funds"), we will pay you interest on such matured funds at the rate per annum equal to the

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     Base Rate minus three percent (3.0%).  Any change in the Base Rate shall result in an adjustment in the matured funds rate on the next business day.

3.4 If an Approved Account is charged back to you after the date described in subsection 12.4 (b), you will pay us interest at the Interest Rate on the Net Amount from such date to the chargeback date.

SECTION 4.  REPRESENTATIONS, WARRANTIES AND COVENANTS

4.1 You represent, warrant and covenant as to each Account sold and assigned hereunder that, at the time of its creation, the Account is a valid, bona fide account, representing an undisputed indebtedness incurred by the named account debtor for goods actually sold and delivered or for services completely rendered; there are no setoffs, offsets or counterclaims, genuine or otherwise, against the Account; the Account does not represent a sale to a parent, subsidiary or affiliate or a consignment, sale or return or a bill and hold transaction; no agreement exists permitting any deduction or discount (other than the discount stated on the invoice); you are the lawful owner of the Account and have the right to sell and assign the same to us; the Account is free of all security interests, liens and encumbrances other than those in our favor, and the Account is due and payable in accordance with its terms.

4.2 You shall not grant or suffer to exist any lien upon or security interest in your inventory in favor of any party other than us without our written consent.

4.3 You are a solvent corporation; duly incorporated and in good standing under the laws of the State of California and qualified in all States where such qualification is required; the execution, delivery and performance of this Agreement have been duly authorized and are not in contravention of any applicable law, your corporate charter or by-laws or any agreement or order by which you are bound.

4.4 You shall not change your corporate name or the location of your office or open any new offices without giving us at least thirty (30) days prior written notice. At the present time, you carry on business only at the above address and the addresses set forth below.

                                      NONE

4.5 All books and records pertaining to the Accounts or to any inventory owned by you shall be maintained solely and exclusively at the above address or the addresses listed in Section 4.4 hereof and no such books and records shall be moved or transferred without giving us thirty (30) days prior written

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     notice.

4.6 You shall not sell, lease, transfer or otherwise dispose of all or substantially all of your property or assets, or consolidate with or merge into or with any corporation or entity without our prior written consent.

4.7 After our request, you shall hold all returned, replevied or reclaimed goods coming into your possession in trust for us and all such goods shall be segregated and identified as held in trust for our benefit and you shall, at our request, and at your expense, deliver such goods to such place or places as we may designate.

4.8 The trade names or styles set for the below are the only trade names or styles under which you transact business; Accounts sold to us hereunder and represented by invoices bearing such trade names or styles are wholly owned by you; the undertaking, representations and warranties made in connection therewith shall be identical to and of the same force and effect as those made with respect to invoices bearing your corporate name; your use of any trade names or styles is in compliance with all laws regarding the use of such trade names or styles. You shall give us thirty (30) days prior written notice of the change of any trade name or style or your use of any new trade name or style.

                                GUESS? STATIONERY

4.9 No discounts, credits or allowances will be issued, granted or allowed by you to customers and no returns will be accepted without our prior written consent; provided, however, that until we notify you to the contrary, you may presume our consent. Discounts, credits or allowances once issued may be claimed only by the customer.

SECTION 5.  DISPUTES, CHARGEBACKS AND RESERVES

5.1 With respect to any Account, upon the occurrence of a breach of any of the representations or warranties contained in Section 4.1, or upon the assertion by a customer of a Dispute, we may charge back such Account to you.

5.2 You shall notify us immediately in the event that a customer alleges any Dispute, or returns or desires to return any goods purchased from you. We may but are not obligated to settle, compromise, adjust or litigate all such Disputes or returns upon such terms as we deem advisable. If an unadjusted Dispute delays the payment of any Approved Account when due, we shall have the right to charge back to you that Account.

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5.3  We may, at our option, charge back to you all amounts owing on Non-Approved
     Accounts which are not paid when due.

5.4 We shall have the right to charge back to you any payment which we receive with respect to a Non-Approved Account if such payment is subsequently disgorged by us, whether as a result of any proceeding in bankruptcy or otherwise.

5.5 A chargeback shall not constitute a resale to you of said Accounts; however, upon payment by you to us of all monies due with respect to such charged back Account, title thereto shall revert to you, subject, however, to our security interest therein. You agree to indemnify and save us harmless from and against any and all loss, costs and expenses caused by or arising out of disputed Accounts, including, but not limited to, collection expenses and attorney's fees incurred with respect thereto.

5.6 We may maintain such reserves as we, in our sole discretion, deem advisable as security for the payment and performance of the obligations.

SECTION 6.  ADMINISTRATION

6.1 (a) You shall, from time to time, execute and deliver to us confirmatory schedules of Accounts sold to us, together with one copy of each invoice and, upon request, acceptable evidence of shipment and such other documentation and proofs of delivery as we may require. Each invoice and all copies thereof shall bear a notice, in form satisfactory to us, that it has been sold and assigned to and is payable only to us. You agree to prepare and mail all invoices, but we may do so at our option. You agree to execute and deliver to us such further instruments of assignment, financing statements and instruments of further assurance as we may reasonably require. You authorize us to execute on your behalf and file such UCC financing statements as we may deem necessary in order to perfect and maintain the security interests granted by you in accordance with this Agreement and any other agreement between you and us, and you further agree that we may file this agreement or a copy thereof as such UCC financing fees, filing taxes, search reports, legal fees and other charges incurred by us in the perfection, protection and preservation of the rights and collateral security herein granted to us. You also agree to promptly pay all fees, costs and expenses (including, without limitation, attorneys fees and allocated costs of internal counsel) incurred in connection with the administration of this Agreement or any related instruments, documents and documentation of any waivers, forbearances, amendments or other modifications relating to this Agreement or any such related agreements and all such fees, costs and expenses shall be part of the obligations, shall be

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     payable on demand and shall be secured by any collateral in which you have granted us a security interest under this Agreement or any related agreements.

     (b) If any remittances are made directly to you, your employees or agents, you shall act as trustee of an express trust for our benefit, hold the same as our property and deliver the same to us forthwith in kind. We and/or such designee as we may from time to time appoint are hereby appointed your attorney-in-fact to endorse your name on any and all checks or other forms of remittances received by us where such endorsement is required to effect collection and to transmit notices to customers, in your name or in ours, that amounts owing by them have been assigned and are payable, directly to us; this power, being coupled with an interest, is irrevocable.

     (c) We may, at all times, have access to, inspect and make extracts from all of your records, files and books of account. We may, at any time after default by you hereunder, remove from your premises all such record, files and books relating to Accounts. You will promptly furnish us with all statements prepared by or for you showing your financial condition and the results of your operations and such other statements as we may reasonably require. You authorize us to communicate directly with your independent certified public accountants and authorize such accountants to discuss your financial condition and statements directly with us.

6.2 If we determine that the credit standing of a customer has deteriorated after we have assumed the Credit Risk on an Account, you shall, at our request, exercise such rights as you may have to reclaim or stop the goods in transit, and you hereby grant us the right to take such steps in your name or ours.

6.3 We shall render a monthly statement of account to you within twenty (20) days after the end of each month. Such statement of account shall constitute an account stated unless you make written objection thereto within thirty (30) days from the date such statement is mailed to you.

6.4 You authorize us to disclose such information as we deem appropriate to persons making credit inquiries about you.

SECTION 7.  COLLATERAL SECURITY

     As collateral security for all obligations, you hereby assign and grant to us a continuing security interest in: (i) all of your presently existing and hereafter created Accounts and general intangibles and the proceeds thereof; (ii) all monies, securities and other property now or hereafter held or received by, or in transit to us from or for you, whether for safekeeping, pledge,

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     custody, transmission, collection or otherwise, and all of your deposits and credit balances in our possession; (iii) all returned, reclaimed or repossessed goods and the documents evidencing or relating to such goods;
     (iv) all books, records and other property at any time evidencing or relating to the Accounts; and (v) the proceeds of any insurance policies covering any of the foregoing. Recourse to the collateral security herein provided shall not be required, and you shall at all times remain liable for the payment and performance of the obligations upon demand by us.

SECTION 8.  EVENTS OF DEFAULT

     The occurrence of any of the following acts or events shall constitute an Event of Default: (a) if you fail to make payment of any of the obligations when due; (b) if you fail to make; any remittance required by this Agreement; (c) if you commit any breach of any of the terms, representations, warranties, covenants, conditions or provisions of this Agreement, or of any present or future supplement or amendment hereto or of any other agreement between us; (d) if you become insolvent or unable to meet your debts as they mature; (e) if you deliver to us a false financial statement; (f) if you call, or have called by a third party, a meeting of creditors; (g) if you have commenced by or against you any bankruptcy proceeding, insolvency arrangement or similar proceeding; (h) if you suspend or discontinue doing business for any reason; (i) if a receiver or trustee of any kind is appointed for you or any of your property; (j) if any guarantor of your Obligations shall become insolvent or have commenced by or against such guarantor any bankruptcy proceeding, insolvency arrangement or similar proceeding; (k) if any guaranty of your Obligations is terminated; (l) if any change of ownership occurs with respect to more than forty (40%) percent of your capital stock; or (m) if a notice of lien, levy or assessment is filed of record with respect to all or any of your assets by the United States or any department, agency or instrumentality thereof or by any state, county, municipal or other governmental agency.

     Upon the occurrence of an Event of Default, we shall have the right to terminate this Agreement and all other arrangements existing between us forthwith and without notice, and the Obligations shall mature and become immediately due and payable and we shall have the right to withhold any further payments to you until all Obligations have been paid in full. In addition we shall have all of the rights of a secured party under the Uniform Commercial Code, including, without limitation, the right to take possession of any collateral in which we have a security interest and to dispose of same at public or private sale and you will be liable for any deficiency. We shall not be required to proceed against any collateral but may proceed against you directly. In the event any action is brought to enforce, contest,

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     challenge, modify or invalidate the terms of this Agreement, including, but not limited to, any lawsuit or arbitration, you agree to pay our costs and reasonable attorney's fees incurred therein.

SECTION 9.  TERM AND TERMINATION

     This Agreement shall continue in force and effect until terminated by either party hereto giving the other party not less than sixty (60) days prior written notice thereof. Notice of termination shall be given by messenger, registered or certified mail or commercial delivery service; provided, however, that you shall not terminate this Agreement so long as you are indebted or obligated to us in connection with any other financing arrangements. Notwithstanding such notice of termination, our respective rights and obligations arising out of transactions having their inception prior to the specified date of terminations shall not be affected by such termination and all terms, provisions and conditions hereof, including but not limited to, the security interests hereinabove granted to us, shall continue in full force and effect until all Obligations have been paid in full. All of the representations, warranties and covenants made herein shall survive the termination of this Agreement.

SECTION 10.  MODIFICATIONS, WAIVERS AND MISCELLANEOUS PROVISIONS

     This Agreement cannot be changed or terminated orally; it constitutes the entire agreement between us and shall be binding upon our respective successors and assigns, but may not be assigned by you without our prior written consent. No delay or failure on our part in exercising any right, privilege, or option hereunder shall operate as a waiver thereof or of any other right, privilege or option. No waiver whatsoever shall be valid unless in writing, signed by us, and then only to the extent therein set forth. If under any statute, rule or regulation of any jurisdiction provisions shall not be affected but shall remain in full force and effect. We conduct business under California Commercial Finance Lender License number 603 4441.


SECTION 11.  GOVERNING LAW, VENUE AND WAIVER OF JURY

     THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. YOU HEREBY CONSENT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT, LOCATED WITHIN THE STATE OF CALIFORNIA. IF YOU PRESENTLY ARE, OR IN THE FUTURE BECOME, A NON-RESIDENT OF THE STATE OF CALIFORNIA, YOU HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREE THAT ALL SUCH SERVICE OF PROCESS

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     MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED,
     DIRECTED TO YOU, AT YOUR ADDRESS APPEARING IN OUR RECORDS AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED AS AFORESAID.

     WAIVER OF JURY TRIAL YOU AND WE HEREBY WAIVE OUR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT, OR ANY DEALINGS BETWEEN US RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. YOU AND WE ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF US HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH OF US WILL CONTINUE TO RELY ON THE WAIVER IN OUR RELATED FUTURE DEALINGS. YOU AND WE FURTHER WARRANT AND REPRESENT THAT WE KNOWINGLY AND VOLUNTARILY WAIVE OUR RESPECTIVE JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

SECTION 12.  DEFINITIONS

12.1 "Accounts" - All presently existing and hereafter created accounts, contract rights and general intangibles relating thereto, notes drafts and other forms of obligations owed to or owned by you arising or resulting from the sale of goods or the rendering of services, all proceeds thereof, all guaranties and security therefor, and all goods and rights represented thereby or arising therefrom including, but not limited to, the right of stoppage in transit, replevin and reclamation.

12.2 "Approved Account" - An Account with respect to which we have issued a credit approval which has not subsequently been withdrawn.

12.3 "Base Rate" - The rate of interest publicly announced from time to time by Bank of America National Trust and Savings Association as its prime or base rate (or equivalent).

12.4 "Collection Date" - (a) the date on which we receive payment of an Account, or (b) in the event an Approved Account remains unpaid, the date which is 120 days after the due date of such Account, provided that the customer has not asserted a Dispute.

12.5 "Credit Risk" - The risk that a customer will be financially unable to pay an Account at maturity, provided that the merchandise has been received or

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     services rendered and accepted by the customer without Dispute.

12.6 "Dispute" - A dispute or claim, bona fide or otherwise, as to price, terms quantity, quality, delivery of goods or any cause or defense to payment whatsoever other than financial inability to pay.

12.7 "Net Amount" - The gross face amount of an Account less the discount offered by you and taken by us.

12.8 "Non-Approved Account" - An Account with respect to which we have not issued a credit approval or have subsequently withdrawn a credit approval.

12.9 "Obligations" - All loans, advances, debts, liabilities, obligations, covenants and duties owing by you to us, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including, without limitations, invoices for goods or services purchased by you from any company whose accounts are factored or financed by us and indebtedness arising under any guaranty made by you or issued by us on your behalf.

SECTION 13.  ACCEPTANCE

     This proposal is submitted to you unsigned and shall constitute an agreement between us only when signed by us.

Very truly yours,                                 ACCEPTED AND AGREED

SAFCOR INC.                                       A.G.S., INC.


By:  /s/ Alan Saloner                             By:  /s/ Colin Dyne
     ------------------------------                    ------------------------

Title:  President                                 Title:  President
        ---------------------------                       ---------------------

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